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                                                                   Exhibit 5.1

                         [Graham & James Letterhead]

                                October 7, 1998

Level One Communications, Incorporated
9750 Goethe Road
Sacramento, California 95827

        RE:     REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 4,217,855 shares of your Common Stock, no par value (the "Shares"). All of the Shares are issued and outstanding or reserved for issuance upon exercise of outstanding warrants and may be offered for sale for the benefit of the selling stockholders named in the Registration Statement. We understand that the Shares are to be sold from time to time in the over-the-counter market at prevailing prices or as otherwise described in the section entitled "Plan of Distribution" in the Registration Statement. As your legal counsel, we have also examined the proceedings taken by you in connection with the issuance of the Shares. We assume that the consideration received by you and in connection with each issuance of shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

     It is our opinion that the Shares are validly issued, fully paid and non-assessable. We consent to use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


Very truly yours,

GRAHAM & JAMES LLP


/s/ Graham & James LLP